Exhibit 10.12

LEASE AGREEMENT

between

CITY OF DODGE CITY, KANSAS

and

FARMLAND NATIONAL BEEF PACKING COMPANY, L.P.

securing

$6,000,000

CITY OF DODGE CITY, KANSAS

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(FARMLAND NATIONAL BEEF PACKING COMPANY, L.P. PROJECT),

SERIES 2000

Dated as of March 1, 2000

All right, title and interest of the City of Dodge City, Kansas in this Lease Agreement (except as to certain rights of reimbursement of expenses and indemnification hereunder) have been pledged and assigned to Commerce Bank, N.A., Kansas City, Missouri, as Trustee, under an Indenture of Trust dated as of March 1, 2000, between such City and such Trustee.

This instrument prepared by:

Henry C, Kasson, Esq.

Hemmer, Spoor, Pangburn, DeFrank & Kasson PLLC

Suite 624

8044 Montgomery Road

Cincinnati, Ohio 45236

TABLE OF CONTENTS

(This Table of Contents is not part of the

Lease Agreement and is only for convenience of reference)

i

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of March 1, 2000 (the “Agreement”), by and between the City of Dodge City, Kansas, a duly organized municipal corporation of the State of Kansas (the “Issuer”), and Farmland National Beef Packing Company, L.P., a Delaware limited partnership (the “Company”), with capitalized terms used in the following Recitals being defined in Article I:

RECITALS:

WHEREAS, pursuant to the Act, the Issuer has issued the Series 2000 Bonds to finance the acquisition and installation of the Equipment and/or the construction of the Improvements; and

WHEREAS, the execution, delivery and performance of this Agreement have been duly authorized by the Issuer, and all conditions, acts and things necessary and required by the Constitution or statutes of the State or otherwise to exist, to have happened or to have been performed precedent to and in the issuance of the Series 2000 Bonds do exist, have happened and have been performed in regular form, time and manner;

NOW, THEREFORE, the Issuer hereby leases and demises to the Company and the Company hereby leases from the Issuer the Facilities upon the following terms and conditions:

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ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless a different meaning clearly appears from the context, all capitalized terms shall have the meanings defined in this Section, or if not so defined, as defined in the Indenture:

“Act” means K.S.A. 12-1740 et seq., as amended, applicable as of the Date of Issue.

“Act of Bankruptcy” means the filing of a petition in bankruptcy by or against the Company under the United States Bankruptcy Code.

“Additional Bonds” means the same as that term is defined in the Indenture.

“Additional Rent” means the amounts payable as such under Section 5.2(b) and (d) and Section 5.9.

“Agreement” means this Lease Agreement, as amended from time to time in accordance with the Indenture.

“Bank” means the same as that term is defined in the Indenture.

“Bond Counsel” means the same as that term is defined in the Indenture.

“Bond Fund” means the same as that term is defined in the Indenture.

“Bond Purchase Agreement” means the same as that term is defined in the Indenture.

“Bond Year” means the same as that term is defined in the Indenture.

“Bondholder” or “Holder” means, when used with reference to a Bond or Bonds, the registered owner of any Outstanding Bond or Bonds.

“Bonds” means the Series 2000 Bonds and any Additional Bonds.

“Building” means all buildings and structures on the Land, as they at any time may exist.

“Business Day” means the same as that term is defined in the Indenture.

“Code” means the same as that term is defined in the Indenture.

“Company” means Farmland National Beef Packing Company, L.P., a Delaware limited partnership, its successors and assigns.

“Company Representative” means the same as that term is defined in the Indenture.

“Conversion Date” means the same as that term is defined in the Indenture.

“Credit” means the same as that term is defined in the Indenture.

“Credit Provider” means the same as that term is defined in the Indenture.

“Credit Termination Date” means the same as that term is defined in the Indenture.

“Date of Issue” means the same as that term is defined in the Indenture.

“Determination of Taxability” means the same as that term is defined in the Indenture.

“Eligible Funds” means the same as that term is defined in the Indenture.

“Equipment” means all items of machinery, equipment and personal property described on Exhibit B attached hereto and purchased with proceeds from the Bonds or from proceeds from the sale, disposition or casualty of such items, and any replacements thereof, but not including machinery and equipment removed from the Facilities under Section 5.5.

“Event of Default” means an event defined as such under Section 9.1.

“Facilities” means the Land, if any, and all improvements thereon, including the Equipment and the Improvements.

“Fund” means the same as that term is defined in the Indenture.

“Improvements” means all renovation or installation of the Facilities described on Exhibit B attached hereto and purchased with proceeds from the Bonds or from proceeds from the sale, disposition or casualty of such renovation, and any replacements thereof.

“Indenture” means the Indenture of Trust of even date herewith between Issuer and the Trustee, and any amendment thereof permitted by the Indenture.

“Insurance and Award Fund” means the same as that term is defined in the Indenture.

“Interest Payment Date” means the same as that term is defined in the Indenture.

“Interest Rate Period” means the same as that term is defined in the Indenture.

“Investment Obligations” means the same as that term is defined in the Indenture.

“Issuer” means the City of Dodge City, Kansas, a duly organized municipal corporation of the State, and any successor or assign.

“Issuer Representative” means any person at any time designated to act on behalf of the Issuer by a written certificate furnished to the Company, the Trustee and the Credit Provider containing the specimen signature of such person and signed on behalf of the Issuer by its Mayor.

“Land” means the real estate, if any, described on Exhibit A hereto, together with all additions thereto and substitutions therefor permitted by this Agreement.

“Lease Payments” means the payments of rent required under Section 5.2(a).

“Letter of Credit” means the same as that term is defined in the Indenture.

“Mandatory Purchase” means the same as that term is defined in the Indenture.

“Mandatory Tender Date” means the same as that term is defined in the Indenture.

“Net Proceeds” means the same as that term is defined in the Indenture.

“Official Action Date” means September 11, 1998, the date on which the Kansas Development Finance Authority adopted its declaration of intent in connection with the Project, which declaration of intent was ratified and affirmed by the Issuer on March 6, 2000.

“Opinion of Counsel” means the same as that term is defined in the Indenture.

“Optional Tender Date” means the same as that term is defined in the Indenture.

“Optional Tender Purchase” means the same as that term is defined in the Indenture.

“Original Purchaser” means Merchant Capital, L.L.C., Montgomery, Alabama.

“Principal Office” means the same as that term is defined in the Indenture.

“Project” means the acquisition and installation of the Equipment, and/or the construction of the Improvements, which Equipment and Improvements are to be used in connection with a solid waste disposal facility within the meaning of Section 142 of the Code.

“Purchase Account” means the same as that term is defined in the Indenture.

“Purchase Price” means the same as that term is defined in the Indenture.

“Qualifying Costs” means expenses or costs, other than costs of issuance, chargeable (or which with a proper election would be chargeable) to the capital account of the Company in accordance with Treasury Regulation 1. 103-8(a)(l) (or successor provisions) and incurred to provide “solid waste disposal facilities” within the meaning of Section 142 of the Code; provided such expenses or costs were not incurred more than 60 days prior to the Official Action Date.

“Rebate Amount” means the same as that term is defined in the Indenture

“Redemption Date” means the same as that term is defined in the Indenture.

“Reimbursement Agreement” means the same as that term is defined in the Indenture.

“Remarketing Agent” means the same as that term is defined in the Indenture.

“Remarketing Agreement” means the same as that term is defined in the Indenture.

“Rent” means Lease Payments and Additional Rent.

“Series” means the same as that term is defined in the Indenture.

“Series 2000 Bonds” means the Issuer’s Industrial Development Revenue Bonds (Farmland National Beef Packing Company, L.P. Project), Series 2000 issued pursuant to the Indenture.

“State” means the State of Kansas.

“Stated Maturity Date” means the same as that term is defined in the Indenture.

“Substitute Credit” means the same as that term is defined in the Indenture.

“Tax Regulatory Agreement” means the same as that term is defined in the Indenture.

“Tender Date” means the same as that term is defined in the Indenture.

“Tendered Bonds” means the same as that term is defined in the Indenture.

“Term” means, subject to Section 9.6, the period from the Date of Issue to March 1, 2015, or earlier termination of this Agreement in accordance herewith.

“Trustee” means the same as that term is defined in the Indenture.

SECTION 1.2. Interpretation.

(a) Any reference herein to the Issuer or to any officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions.

(b) Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. Words of any gender include the correlative words of the other gender, unless the sense indicates otherwise. “Articles” and “Sections” mentioned by number only are the respective Articles and Sections of this Agreement so numbered. The terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder,” “hereinafter,” and similar terms refer to this Agreement; and the term “hereafter” means after, and the term “heretofore” means before, the Date of Issue. Reference to a “person” shall include any natural individual, corporation, limited liability company, association, partnership, joint venture, trust or other legally recognized entity and any successor or assign not in contravention of this Agreement or the Indenture. Reference to any document or instrument shall mean each amendment thereof or supplement thereto.

(c) Unless otherwise expressly provided herein, any terms pertaining to accounting or financial matters shall be interpreted conformity and in accordance with generally accepted accounting principles as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1. Representations by the Issuer. The Issuer represents that:

(a) The Issuer is a duly organized municipal corporation of the State, duly organized and existing under the Constitution and the laws of the State. Under the provisions of the Act, the Issuer has the power to enter into this Agreement and carry out its obligations hereunder.

(b) To the best knowledge of the Issuer, no member of the governing body or other officer or employee of the Issuer is directly or indirectly interested in this Agreement or the issuance and sale of the Bonds.

(c) The issuance and sale of the Bonds and the execution and delivery of this Agreement and the Indenture have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called, by the affirmative vote of not less than a majority of its members.

(d) Prior to the date of issuance and delivery of the Series 2000 Bonds, a public hearing on the proposal to undertake and finance the Project was duly called and held in accordance with the Act, at which time all persons who appeared were given an opportunity to express their views with respect thereto.

(e) The execution and delivery of this Agreement and the Indenture and the other agreements contemplated hereby to which the Issuer is a party will not conflict with, or constitute on the part of the Issuer a breach of or a default under, any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or is a party or by which it is bound.

SECTION 2.2. Representations and Warranties by the Company. The Company represents and warrants as of the Date of Issue that:

(a) The Company is a limited partnership duly organized under the laws of the State of Delaware and is duly qualified to do business in the State, is not in violation of any provisions of its Third Amended and Restated Agreement of Limited Partnership (the “Organizational Document”), has power to enter into this Agreement, the Tax Regulatory Agreement, the Bond Purchase Agreement and the Remarketing Agreement, and has duly authorized the execution, delivery and performance of this Agreement, the Tax Regulatory Agreement, the Bond Purchase Agreement and the Remarketing Agreement.

(b) Neither the execution and delivery of this Agreement, the Tax Regulatory Agreement, the Bond Purchase Agreement or the Remarketing Agreement, the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the terms and conditions of such instruments is prevented by, limited by or conflicts with or results in a breach of the terms, conditions or provisions of any restriction of the Organizational Document or any evidence of indebtedness, agreement or instrument of whatever nature to which the Company is now a party or by which it is bound or constitutes a default under any of the foregoing, where such conflict, breach or default would materially adversely affect the validity or enforceability of this Agreement, the Tax Regulatory Agreement, the Bond Purchase Agreement or the Remarketing Agreement.

(c) The Company is duly authorized and, upon completion of the Project, will be licensed to operate the Facilities under the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof.

(d) The Company shall operate or cause the Facilities to be used for solid waste disposal facility purposes within the meaning of the Act and otherwise comply with all provisions of the Act.

(e) To the Company’s knowledge, no member of the governing body or other officer or employee of the Issuer is directly or indirectly interested in the transaction contemplated by the Indenture, this Agreement, the Bonds or any contract, agreement or job hereby contemplated to be entered into or undertaken.

(f) There is no pending suit, action or proceeding against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority which will materially and adversely affect the validity, as to the Company, of any of the transactions contemplated hereby.

(g) The Company has reviewed and approved the provisions of the Indenture and will observe and comply with any obligations of the Company stated therein.

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ARTICLE III

COMPLETION OF THE PROJECT

SECTION 3.1. Acquisition and Installation of Equipment, and Construction of Improvements, by Company. The Issuer hereby authorizes the Company to provide for the acquisition and installation of the Equipment and/or the construction of the Improvements without advertisement for bids as required for the acquisition, construction and equipping of other municipal property and pursuant to the terms and conditions of this Article III. Pursuant to such authority, the Company agrees that it will:

(a) cause insurance to be maintained in accordance with the provisions of Section 5.7 hereof; and

(b) use its best efforts to complete the Project by March 1, 2003.

SECTION 3.2. Payment of Costs of the Project by Company. The Company agrees that it will provide promptly any and all sums of money required to complete the Project to the extent not paid from the proceeds of the Series 2000 Bonds.

The Company agrees to pay from its own funds all costs of issuance in excess of two percent (2%) of the proceeds of the Series 2000 Bonds.

SECTION 3.3. Disbursements from Acquisition Fund. The proceeds of the Series 2000 Bonds deposited in the Acquisition Fund will be disbursed by the Trustee in accordance with the terms of this Agreement upon receipt of a certificate (substantially in the form of Exhibit C attached hereto) signed by a Company Representative and containing the following information:

(a) if the Company seeks reimbursement for Qualifying Costs paid by it, a statement of the amount and nature of the Qualifying Costs and the name and address of the payee of each item of the Qualifying Costs certified to have been paid by and requested to be reimbursed to the Company; or

(b) if payment is to be made to someone other than the Company, a statement of the amount and nature of each item of Qualifying Costs certified to be due and payable and requested to be paid to a person other than the Company; and

(c) a certificate for payment under paragraphs (a) or (b) of this Section must also contain a statement that each item for which payment or reimbursement is requested is or was necessary in connection with the Project and that such item has not formed the basis for any previous payment or reimbursement from the Acquisition Fund.

Upon receipt of the certificate the Trustee shall disburse funds from the Acquisition Fund to the persons entitled thereto.

SECTION 3.4. [Reserved.]

SECTION 3.5. [Reserved.]

SECTION 3.6. Abandonment. If the Company at any time prior to the completion of the Project abandons the same or ceases work thereon and fails to resume work thereon within thirty (30) days after receipt of written notice from the Trustee by the Company requesting that work on the Project be resumed, the Trustee may, with the consent of the Credit Provider, declare such failure to be an Event of Default.

SECTION 3.7. Establishment of Completion Date. The completion date of the Project shall be evidenced to the Trustee by a Certificate of Completion signed by a Company Representative and accepted by the Trustee stating that, except for amounts retained by the Trustee at the direction of the Company for any Qualifying Costs not then due and payable or the liability for which is being contested in good faith by the Company, the Project has been completed, and all labor, services, material and supplies used in connection therewith have been paid for.

Notwithstanding the foregoing, the Certificate of Completion may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company agrees to cooperate in causing such Certificate of Completion to be furnished to the Trustee as promptly as practicable after the occurrence of the events and conditions referred to in clauses (a) and (b) of the first sentence of this Section 3.7. Moneys remaining in the Acquisition Fund on the completion date, except for any moneys which the Company directs the Trustee in writing to retain therein for the payment of any Qualifying Costs not then due and payable or the liability for which is being contested in good faith by the Company shall be transferred to the Bond Fund.

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ARTICLE IV

ISSUANCE OF THE BONDS; INVESTMENT OF FUNDS

SECTION 4.1. Agreement to Issue Bonds. In accordance with the Indenture, the Issuer, upon the request of the Company, shall sell, issue and deliver the Series 2000 Bonds and deposit the net proceeds thereof with the Trustee; provided the conditions to such issuance as set forth in the Indenture have been satisfied with respect to the Bonds.

SECTION 4.2. Possession and Use. Subject to the provisions of Article IX, the Issuer hereby delivers to the Company sole and exclusive possession of the Facilities. The Issuer shall not take any action other than pursuant to Article IX to prevent the Company from having quiet and peaceable possession and enjoyment of the Facilities during the Term, and will, at the request and expense of the Company, cooperate with the Company to secure such possession and enjoyment. The Company accepts possession of the Facilities as of the date of the execution and acknowledgment of this Agreement. The Company shall have the right to use the Facilities throughout the Term provided that all uses shall conform to the policies and purposes of the Act, and to the provisions of the Tax Regulatory Agreement and of this Agreement.

SECTION 4.3. Investment of Moneys. Subject to Sections 409 and 410 of the Indenture, any moneys held as a part of any Fund shall be invested or reinvested by the Trustee, at the request of and as directed by the Company in Investment Obligations to the extent permitted by law; and provided further, however, investments shall not be made in such a way as to cause any of the Bonds to become an “arbitrage bond” within the meaning of Section 148 of the Code. The Trustee may make any and all such investments from and through its own investment department.

Any investments shall mature in such amounts and at such times or shall be redeemable by the Holder at such times as may be necessary to provide funds when needed by the respective Funds. The Trustee may, at any time, to the extent required for payment from any Fund, sell any of the investments in such Fund, and the proceeds of such sale and of all payments at maturity and upon redemption of such investments shall be held in the Fund from which such investments were sold. Interest and other income received on moneys or securities in any Fund shall be credited to such Fund and applied as provided in Article IV of the Indenture, except as may be otherwise provided herein.

At the request of the Credit Provider or Company, the Issuer agrees to cause and direct the Trustee, at the expense of the Company, to furnish the Company or Credit Provider monthly or at such other times as the Company or Credit Provider and the Issuer may reasonable request, but not more often than monthly, an accounting of any Fund held by the Trustee under the Indenture.

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ARTICLE V

EFFECTIVE DATE OF AGREEMENT; DURATION OF TERM;

PAYMENT AND OTHER PROVISIONS

SECTION 5.1. Effective Date and Duration of Agreement.

(a) This Agreement shall become effective upon the Date of Issue. Subject to the provisions of this Agreement, this Agreement and the terms and provisions herein, shall remain in full force and effect in their entirety from the date of Issue throughout the Term. Upon the expiration of the Term, this Agreement shall terminate, and the provisions and terms of this Agreement shall become unenforceable and of no effect, except as specifically provided otherwise by Section 5.1(b).

(b) Any other provision of this Agreement notwithstanding, the provisions of Sections 2.1, 2.2, 5.2(b)(i), 5.8, 7.6, 9.6 and Article X of this Agreement shall survive any expiration or termination of this Agreement, and such provisions shall remain effective and enforceable with respect to any party according to their terms subsequent to any such termination or expiration of the remainder of this Agreement.

SECTION 5.2. Lease Payments and Other Amounts Payable.

(a) As long as any Bonds are Outstanding, as and for Lease Payments the Company shall pay in immediately available funds, except as otherwise specifically provided in this paragraph (a) below, at the Principal Office of the Trustee for deposit in the Bond Fund amounts sufficient to pay when due all principal and Redemption Price of and interest on all Bonds Outstanding, including with respect to each Series, on or before 11:30 a.m., New York, New York time, on each Interest Payment Date, Redemption Date or Stated Maturity Date for a Series, an amount equal to all principal and Redemption Price of and interest on all Bonds Outstanding of such Series to become due on such Interest Payment Date, Redemption Date or Stated Maturity Date for whatever reason.

Any payment due above shall be reduced by giving credit for moneys then on deposit in the Bond Fund and available for payment of principal of or interest on the Bonds which do not consist of prior Lease Payments (or amounts credited against such payments).

Notwithstanding anything provided in this paragraph (a) to the contrary, so long as the Letter of Credit or a Substitute Credit consisting of a direct pay letter of credit shall be in effect, Lease Payments shall be made by the Company directly to the Bank or other Credit Provider, as the case may be.

(b) In addition to any other amounts payable hereunder, as Additional Rent:

(i) If a Determination of Taxability occurs, the Company shall within two Business Days after notice thereof from the Trustee or otherwise pay to the Trustee in immediately available funds an amount which, together with any balance on hand in any Fund and available for such purpose, shall equal the Redemption Price of all related Bonds Outstanding, together with unpaid interest accrued or to accrue thereon to the Redemption Date.

(ii) If all Bonds are subject to redemption as a result of an Event of Default hereunder and direction to the Trustee is given by the Credit Provider to redeem all Bonds, the Company shall pay to the Trustee in immediately available funds no later than three Business Days prior to the date selected for redemption an amount which, together with any balance on hand in any Fund and available for such purpose, shall equal the Redemption Price, together with unpaid interest accrued or to accrue to the Redemption Date

(iii) If the Bonds shall be accelerated pursuant to Section 9.2 after any Event of Default, the Company shall pay to the Trustee in immediately available funds on the date the Bonds are accelerated (or such later date as the Trustee may designate pursuant to such

Section) the principal of all Bonds Outstanding and all unpaid interest accrued or to accrue on such Bonds to the payment date established by the Trustee pursuant to the Indenture, together with any applicable premium due for redemption of the Bonds.

(iv) If the Trustee notifies the Company of a deficiency in the Rebate Fund in accordance with Section 411 of the Indenture, the Company shall, within three Business Days of receipt of such notice, deposit the amount of such deficiency.

(c) If the amount held by the Trustee in the Bond Fund and available for such purpose should be sufficient to pay when due all principal or Redemption Price of and interest on all Bonds Outstanding then remaining unpaid, the Company shall not be obligated to make any further payment of Lease Payments under the provisions of Section 5.2(a).

(d) As Additional Rent, the Company shall also pay the following amounts to the following persons:

(i) to the Trustee, when due, all reasonable fees of the Trustee for services rendered under the Indenture and all reasonable fees and charges of legal counsel and others incurred at the request of the Trustee in the performance of services under the Indenture for which the Trustee and such other persons are entitled to payment or reimbursement, provided that the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such fees or expenses; and

(ii) to the Issuer, all reasonable expenses incurred by the Issuer in connection with the transactions contemplated hereby and by the Indenture which are not otherwise required to be paid by the Company under the terms of this Agreement, provided that the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such expenses.

(e) In the event the Company should fail to make any of the payments required by this Section, the item in default shall continue as an obligation of the Company until the amount in default shall have been fully paid with interest accruing thereon from the date thereof at a rate equal to the “Base Rate” (as defined in the Reimbursement Agreement).

SECTION 5.3. Certain Company Obligations Unconditional. The obligation of the Company to make Lease Payments and to pay Additional Rent (but, in the case of Additional Rent that is due and payable, only in the event that the party to whom such payments are due and payable is not in default of its obligations to the Company under this Agreement or any other document or instrument relating to the transactions contemplated by this Agreement) shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment, or counterclaim it might otherwise have against the Issuer, the Trustee, the Credit Provider, any Holder of a Bond or any other person. The Company shall not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder) for any cause or circumstance whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, any failure of consideration, any failure of title, any commercial frustration of purpose, the unenforceability or invalidity of the Credit or the failure for any reason of the Trustee to submit a claim under the Credit, any damage to or destruction of the Facilities, any taking by eminent domain of title to or the right of temporary use of all or any part of the Facilities, any change in the tax or other laws of any jurisdiction, including the United States, the State or any political subdivision of either, or any failure of the Issuer, the Credit Provider or the Trustee to perform and observe any agreement or covenant, whether express or implied, or any duty or obligation of the Issuer to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer. The provisions of this paragraph shall apply only if and so long as there shall be Bonds Outstanding. The Company hereby waives, to the extent permitted by applicable law, any or all rights which the Company may now have or which at any time hereafter may be conferred upon the Company, by statute or otherwise, to terminate, to cancel or to limit the Company’s liability under this Agreement except in accordance with the express terms hereof.

SECTION 5.4. Lease Payments and Other Payments Assigned. It is understood and agreed that all Lease Payments, all payments in respect of mandatory or optional prepayment and all payments in respect of an Optional Tender Purchase or Mandatory Purchase, paid over by the Company pursuant to Section 5.2 and Section 5.9, are assigned under the Indenture to the Trustee. The Company consents to such assignment and hereby agrees that, as to the Trustee, the Company’s obligation to make such Lease Payments and other amounts payable to the Trustee hereunder shall be absolute and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer of any duty or obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer.

SECTION 5.5. Maintenance and Modification of the Facilities by the Company. The Company agrees that, at all times during the Term, the Company shall, at its own expense, operate and maintain, preserve and keep the Facilities or cause the Facilities to be maintained, preserved and kept with the appurtenances and every part and parcel thereof in good repair, working order and condition (loss by fire or other casualty, condemnation, ordinary wear, tear and obsolescence and acts of God excepted).

The Company agrees during the Term to comply at all times in all material respects with all governmental laws, ordinances, approvals, rules, regulations and requirements relating to the Facilities, including, but not limited to, such zoning, sanitary, pollution, environmental, safety ordinances, laws and such rules and regulations thereunder as shall be binding upon the Company under applicable laws, except during any period in which the Company at its expense and in its name, and subject to this Section 5.5 and Section 5.6, shall be in good faith contesting compliance with any of the aforesaid laws, ordinances, approvals, rules, regulations, restrictions and requirements.

The Company shall have the privilege of renovating the Facilities or making substitutions, additions, modifications, deletions and improvements to the Facilities from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes, provided, however, that the nature of the Facilities shall not be changed if such change would cause the Facilities to fail as “solid waste disposal facilities” under the Code or the use of the Facilities to fail as an industrial or manufacturing purpose within the meaning of the Act.

The Company shall have the privilege from time to time of removing from the Facilities any Equipment or Improvements provided that such Equipment or Improvements are removed in the ordinary course of business or is replaced at the expense of the Company and such replacement shall not cause the Facilities to fail as “solid waste disposal facilities” under the Code or the use of the Facilities to fail as an industrial or manufacturing purpose within the meaning of the Act.

SECTION 5.6. Taxes, Other Governmental Charges and Utility Charges. The Company shall pay during the Term all taxes, special assessments and governmental charges of any kind whatsoever as the same become due, respectively, that may at any time be lawfully assessed or levied upon or with respect to the Facilities, against any property of the Company brought in or upon the Facilities, any sales and excise taxes on products or transactions thereof, any taxes levied upon or with respect to income or profits from the Facilities and, without limiting the generality of the foregoing, any taxes which, if not paid, would become a lien on the Facilities, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facilities and all other assessments and charges of any nature that may be secured by a lien on the Facilities; provided, however, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during such period.

The Company may, in good faith, at its expense in its own name, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes so contested to remain unpaid during the period of such contest and any appeal therefrom. Otherwise the Company shall promptly pay or cause to be paid such taxes, assessments or charges.

In the event that the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Trustee may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Trustee shall become an additional obligation of the Company to the party making the advance, which amounts, together with interest thereon from the date thereof at the rate stated in Section 5.2, the Company agrees to pay.

SECTION 5.7. Insurance. The Company shall insure the Facilities against such risks and perils, in such amounts and by such insurance companies as is required under the terms of the Reimbursement Agreement. All policies so required shall be carried in the names of the Company and the Credit Provider as their respective interests may appear.

SECTION 5.8. Determination of Taxability. If a Determination of Taxability occurs, the Company shall immediately pay Additional Rent as provided in Section 5.2(b)(i), and the Trustee, following such Determination of Taxability, shall call for redemption and prepayment of all Bonds then Outstanding as provided in Section 304 of the Indenture. The Company shall immediately give notice to the Issuer, the Credit Provider and the Trustee upon receipt of notice by the Company of a Determination of Taxability.

SECTION 5.9. Optional Tender Purchases and Mandatory Purchases. The Company shall cause an Optional Tender Purchase on each Optional Tender Date and Mandatory Purchase of all Tendered Bonds on each Mandatory Tender Date. For such purpose the Company shall cause to be paid to the Tender Agent in immediately available funds the Purchase Price of all Tendered Bonds no later than 9:00 a.m., New York, New York time on each Tender Date, less any amounts on deposit with the Tender Agent in the Purchase Account and available for such purpose. Each Purchase Price payment shall be paid directly to the Tender Agent at its Principal Office and shall be deposited in the Purchase Account as provided in the Indenture. All Bonds purchased shall be transferred, held or cancelled as provided in the Indenture. The Company hereby authorizes and directs the Trustee to submit a claim under or draw upon the Credit in accordance with the terms of the Indenture to the extent necessary to pay such Purchase Price on any Tender Date. All moneys drawn under the Credit to pay the Purchase Price shall be credited against the obligation of the Company.

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ARTICLE VI

CASUALTY AND CONDEMNATION

SECTION 6.1. Casualty. Unless the Company exercises its option to prepay all Lease Payments pursuant to Section 10.2(a) with reasonable promptness after the occurrence of any material damage to or destruction of the Facilities or any material part thereof, the Company shall notify the Issuer, the Credit Provider and the Trustee as to the nature and extent of such damage or destruction. The Company shall proceed promptly to rebuild or restore the Equipment and the Improvements to substantially the same or better condition or value as they existed prior to the event causing such damage or destruction; any Net Proceeds of insurance received in respect of such damage or destruction and on deposit with the Trustee in the Insurance and Award Fund shall be applied to such restoration or repair as provided in the Indenture.

SECTION 6.2. Condemnation. Unless the Company is permitted to and does elect to prepay all Lease Payments pursuant to Section 10.2(b) in the event the title to or the temporary use of the Facilities or any material part thereof shall be taken by the exercise of the power of eminent domain by any governmental body or by any person acting under governmental authority, the Company shall, with reasonable promptness after such taking, notify the Issuer, the Credit Provider and the Trustee as to the nature and extent of such taking. The Company shall proceed promptly to restore the Equipment and the Improvements to a condition substantially similar to their pre-taking condition, through the replacement of the Equipment, the restoration of the Improvements or otherwise; any Net Proceeds received from any award or awards in respect of such taking or takings and on deposit with the Trustee in the Insurance and Award Fund shall be applied to such restoration as provided in the Indenture.

SECTION 6.3. Failure to Restore Equipment and Improvements; Application of Net Proceeds. If the Company elects not to restore, repair or replace that part of the Equipment or Improvements damaged or destroyed or taken by the exercise of the power of eminent domain, any Net Proceeds not expended in restoring, repairing or replacing such Equipment and Improvements shall be paid to the Trustee for deposit in the Bond Fund and application as provided in Section 10.2.

SECTION 6.4. Cooperation. The Issuer shall cooperate with the Company, at the request and sole expense of the Company, in all matters relating to any casualty to or condemnation of all or any material part of the Facilities to protect the interests of the Issuer under this Agreement pledged to the Trustee under the Indenture.

SECTION 6.5. Effect of Damage, Destruction or Condemnation. Unless the Bonds shall have been called for redemption and the Company shall prepay Lease Payments pursuant to the provisions of Section 10.2(a) or (b), in the event that the Facilities are damaged or destroyed in whole or in part, or title to or the temporary use of the Facilities or any part thereof is condemned or taken under the exercise of the power of eminent domain, the Company shall be obligated to continue to make all payments due under Section 5.2, including Lease Payments and payment for any Optional Tender Purchase or Mandatory Purchase in accordance with Section 5.9.

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ARTICLE VII

SPECIAL COVENANTS

SECTION 7.1. No Warranty of Condition or Suitability by the Issuer; Issuer to Maintain Existence. The Issuer makes no warranty, either express or implied, as to the Facilities or its condition or that it shall be suitable for the Company’s purposes or needs. The Issuer covenants and agrees that the Issuer shall, at all times, do or cause to be done all things necessary to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under this Agreement and the Indenture by any public body succeeding to its powers under the Act.

SECTION 7.2. Right of Access to the Facilities. The Company agrees that the Issuer, the Credit Provider and the Trustee and their duly authorized agents shall have the right, upon reasonable prior notice and at reasonable times, to enter upon the Land to examine and inspect the Facilities as may be necessary to carry out or determine compliance with this Agreement and the Reimbursement Agreement.

SECTION 7.3. The Company to Maintain its Existence; Conditions Under Which Exceptions Permitted. The Company agrees and warrants that during the Term the Company shall maintain its existence as a limited partnership duly organized and in good standing under the laws of the State of Delaware and shall not dissolve and wind up, dispose of all or substantially all of its assets or consolidate with or merge into another entity, unless the resultant or transferee entity is a party subject to personal jurisdiction in the State who shall assume in writing all of the obligations of the Company under this Agreement. Upon such assumption by such resultant or transferee entity, the Company shall, with the prior written consent of the Credit Provider, be released from all obligations thereafter to be performed or to become due hereunder. The Company’s privileges under this Section may not be exercised unless, (i) previously consented thereto in writing by the Credit Provider; and (ii) the Trustee obtains a written opinion of Bond Counsel confirming that the transaction to be undertaken pursuant to this Section shall not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

SECTION 7.4. Further Assurances and Corrective Instruments. The Issuer and the Company shall, from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Facilities or for carrying out the intention of or facilitating the performance of this Agreement.

SECTION 7.5. The Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required to take some action at the request of the other, such approval or such request may be given for the Issuer by an Issuer Representative and for the Company by a Company Representative, and the Trustee shall be authorized to act on any such approval or request.

SECTION 7.6. Removal of Liens Respecting Company Payments. Notwithstanding any discharge of the Indenture, termination or expiration of this Agreement or payment of the Bonds, if any lien, encumbrance or charge of any kind based on any claim of any kind (including, without limitation, any claim for income, franchise or other taxes, whether federal, state or otherwise) shall be asserted or filed against any amount paid or payable by the Company under or pursuant to this Agreement or any order (whether or not valid) of any court shall be entered with respect to any such amount by virtue of any claim of any kind, in either case so as to:

(a) interfere with the due payment of such amount to the Trustee or the due application of such amount by the Trustee pursuant to the applicable provisions of the Indenture; or

(b) result in the refusal of the Trustee to make such due application because of its good-faith determination that liability might be incurred if such due application were to be made;

then the Company shall promptly take such action (including, but not limited to, the payment of money) as may be necessary to prevent or to nullify the cause or result of such interference, such obligation or such refusal, as the case may be.

SECTION 7.7. [Reserved.]

SECTION 7.8. Release and Indemnification. The Company hereby (i) releases the Issuer, its governing body members, officers, agents, including independent contractors, consultants and legal counsel, servants and employees (hereinafter, for purposes of this Section, the “indemnified parties”) from, (ii) agrees that the indemnified parties shall not be liable for, and (iii) agrees to indemnify and hold harmless the indemnified parties from and against (except for matters directly resulting from the negligence, breach of contract, willful misconduct, bad faith or recklessness of an indemnified party or their agents) all liabilities, losses, damages, costs, expenses, suits, claims, settlements and judgments, of any nature whatsoever arising from or related in any manner whatsoever to the acquisition, improving, equipping, ownership, leasing or operation of the Facilities or any activities related to the foregoing or to the failure of the Company to perform any of its obligations under this Agreement.

All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall not be deemed to be the covenants, stipulations, promises, agreements and obligations of any governing body member, officer, agent, consultant and legal counsel, servant or employee of the Issuer in the individual capacity thereof. No recourse shall be had for the payment of the principal or Redemption Price of or Purchase Price or interest on the Bonds or for any claim based thereon or hereunder against the Issuer or any governing body member, officer, agent, consultants and legal counsel, servant or employee of the Issuer or any natural person executing the Bonds or pertaining to their sale, delivery, payment, redemption or Mandatory Purchase or Optional Tender Purchase.

Neither the Issuer nor the Trustee shall be responsible or liable for any market loss suffered in connection with the investment of funds made in accordance with the Indenture, or, absent failure on the part of the Trustee to follow clear and reasonable instructions of the Company for investing moneys, shall have any liability for nonpayment of interest on any uninvested moneys that the Trustee may hold at any time in trust or receive under any of the provisions of this Agreement or the Indenture, except as otherwise specifically agreed in writing.

Promptly after receipt by the Issuer or Trustee, as the case may be, or any such other indemnified person of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section, such person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel who shall be counsel reasonably satisfactory to the Issuer, Trustee or such other person as the case may be, and the payment of expenses). Insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company, the Issuer or any such other indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effect without its consent.

SECTION 7.9. Compliance with the Indenture. The Company agrees that it shall comply with the provisions of the Indenture with respect to the Company and that the Company shall not interfere with the exercise of the power and authority granted to the Trustee in the Indenture. The Company further agrees to aid in the furnishing to the Issuer or the Trustee of any Opinion of Counsel that may be required under the Indenture.

SECTION 7.10. Delivery of Substitute Credit. The Company has caused the Trustee to be provided with the Credit for the benefit of the Holders of all Bonds. At any time prior to full payment of all Bonds and the accrued interest thereon, the Company may deliver a Substitute Credit in accordance with Section 412 of the Indenture conforming to the definition of “Substitute Credit” set forth in Section 101 thereof.

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ARTICLE VIII

ASSIGNMENT, SALE, LEASING AND MORTGAGING

SECTION 8.1. Assignment of Agreement; or Leasing of Facilities.

(a) This Agreement may be assigned by the Company with the prior written consent of the Credit Provider, but only if: (i) the assignee shall assume in writing, satisfactory to the Credit Provider, all obligations and covenants of the Company hereunder in respect of the interest assigned and shall deliver such assumption, and such other documents or certificates as the Issuer and Bond Counsel shall deem reasonably necessary, to the Trustee; and (ii) the Company shall furnish the Trustee, an opinion of Bond Counsel to the effect that the assignment shall not result in interest on the Series 2000 Bonds becoming included in the gross income of the Holders for federal income tax purposes. Upon such assignment, the Company shall, with the prior written consent of the Credit Provider, be released from all obligations thereafter to be performed or to become due under this Agreement. Notwithstanding anything in this Section 8.1(a) to the contrary, this Agreement may initially be collaterally assigned by the Company to U.S. Bancorp Ag Credit, Inc. and, upon the issuance of a Substitute Credit by a Credit Provider other than the Bank, to such Credit Provider or its designee.

(b) The Facilities shall not be subleased unless: (i) the Company shall have first obtained the prior written consent of the Credit Provider, and (ii) the sublessee shall expressly subordinate its rights under the sublease to the rights of the Issuer and the Trustee under this Agreement, and (iii) the Company shall furnish the Trustee an opinion of Bond Counsel to the effect that the subleasing shall not result in interest on the Series 2000 Bonds becoming included in the gross income of Holders for federal income tax purposes.

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ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

SECTION 9.1. Events of Default Defined. The following shall be “Events of Default” under this Agreement, and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term “default” shall mean any event which would, with the passage of time or giving of notice, or both, be an “Event of Default” hereunder):

(a) failure by the Company to pay in full when due any installment of a Lease Payment and such amount remains unpaid on the next succeeding Interest Payment Date, Redemption Date or Stated Maturity Date, as applicable;

(b) failure by the Company to pay in full when due any payments required to be paid under Section 5.2(b) (but only to the extent amounts due under Section 5.2(b) remain unpaid on the applicable Redemption Date) or Section 5.9 (but only to the extent amounts due under Section 5.9 remain unpaid at the close of business on the applicable Tender Date);

(c) the occurrence of an Act of Bankruptcy;

(d) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due:

(ii) make an assignment for the benefit of its creditors;

(iii) have appointed a receiver (or other similar official) for itself or for the whole or any substantial part of its property;

(e) if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company, a receiver or other similar official for the Company or of the whole or substantially all of its property; or

(f) failure by the Company to observe and perform any covenant, condition, obligation or agreement on its part to be observed or performed hereunder, other than as referred to in Section 9.1(a), (b), (c), (d) or (e) hereof, after written notice, specifying such failure and requesting that it be remedied, given to the Company and the Credit Provider by the Trustee by registered mail or to the Company and the Trustee by the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Bonds then Outstanding, and the continuance of such default for a period of thirty (30) days or such longer period as shall be reasonably necessary to cure such default, but only if in the Trustee’s reasonable opinion, the Company is continuing to pursue diligently the cure of such default (which is subject to cure).

The Trustee shall promptly provide telephonic notice to the Company, Credit Provider and Remarketing Agent, promptly confirmed in writing, upon the Trustee receiving notice that any default is existing.

SECTION 9.2. Remedies on Default. If a Credit is in effect and an Event of Default shall occur and be continuing pursuant to above paragraphs (a) or (b) of Section 9.1, the Trustee may, and upon the request of the Credit Provider or upon the request of Holders owning not less than twenty-five percent (25%) principal amounts of Bonds outstanding (accompanied by the written consent of the Credit Provider) shall take any one or more of the following actions:

(a) Declare all Lease Payments to be immediately due and payable (being an amount equal to that necessary to pay in full the principal of and interest accrued to the date for payment of all Bonds then outstanding, assuming acceleration of the Bonds under the Indenture, and to pay all other amounts due and payable hereunder), whereupon the same shall become immediately due and payable.

(b) Take possession of the Facilities without termination of this Agreement, and use its best efforts to sublease the Facilities for the account of the Company, holding the Company liable for the difference between the rentals and other amounts received from the sublessee and the Lease Payments and other amounts payable by the Company hereunder.

(c) Terminate this Agreement, exclude the Company from possession of the Facilities, and use its best efforts to lease or sell the Equipment and Improvements to another for the account of the Company, holding the Company liable for the difference between the rentals or purchase price received and the amounts which would have been receivable hereunder.

Whenever any Event of Default occurs and is continuing, and if the Credit is not in effect, the Issuer or the Trustee may, and upon the request of Holders owning not less than twenty-five percent (25%) principal amount of all Bonds Outstanding shall, take whatever action, at law or in equity, as may appear necessary or desirable to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund, except as provided in the Indenture, and applied in accordance with the provisions of the Indenture, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and all sums owing hereunder by the Company to the Issuer have been paid, the amount so collected shall be paid first to the Credit Provider to the extent of any amounts owing under the Reimbursement Agreement and then to the Company.

SECTION 9.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to the Issuer in this Article IX, it shall not be necessary to give notice, other than such notice as may be required in this Article IX. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Holders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

SECTION 9.4. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee or both shall employ attorneys or incur other reasonable expenses for the collection of payments due or to become due or incur other reasonable expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it shall, on demand therefor, pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee or both.

SECTION 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other concurrent, previous or subsequent breach hereunder.

SECTION 9.6. Rights of Credit Provider. Upon any Event of Default under this Agreement which permits the termination thereof by the Issuer, the Trustee shall give notice to the Credit Provider and the Credit Provider shall have the right at any time within six (6) months from the date of such notice to cure the Event of Default and reinstate this Agreement unless the Issuer has first terminated this Agreement as provided herein.

Notwithstanding the foregoing, at any time after two (2) months from the date a notice of Event of Default is given to the Credit Provider, the Trustee on behalf of the Issuer may elect to terminate this Agreement and acquire possession of the demised premises. Upon acquiring possession of the demised premises the Trustee shall notify the Credit Provider. The Credit Provider shall have six (6) months from the date of such notice of acquisition to elect to take a new lease on the demised premises. Such new lease shall have a term equal to the unexpired portion of the term of this Agreement and shall be on the same terms and conditions as contained in this Agreement, except that the Credit Provider’s liability for rent shall not extend beyond its occupancy under such lease. The Issuer shall tender such new lease to the Credit Provider within thirty (30) days after a request for such lease and shall deliver possession of the demised premises immediately upon execution of the new lease. Upon executing a new lease, the Credit Provider shall pay to the Trustee any unpaid Rent due or that would have become due under this Agreement to the date of the execution of the new lease, including all sums that would be due but for such termination, and pay or cause to be paid any and all reasonable expenses, including reasonable attorneys’ fees, court costs and costs and disbursements incurred by the Issuer in connection with the execution and delivery of such new lease, less any net rentals or other income which the Issuer may have received on account of the Facilities since the date of the Event of Default under this Agreement.

The Company, the Issuer and the Trustee hereby agree that the Credit Provider shall be subrogated to the rights of the Company under this Agreement, including the Company’s options set forth in Article X hereof, for any amounts paid under the Letter of Credit and not reimbursed by the Company pursuant to the Reimbursement Agreement.

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ARTICLE X

COMPANY OPTIONS

SECTION 10.1. Optional Termination Upon Discharge of Indenture. The Company shall have the following options to terminate the Term and discharge the lien of the Indenture as provided in Section 1001 of the Indenture:

(a) At any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Company may terminate the Term by giving the Issuer notice in writing of such termination and by paying to the Trustee, for the account of the Issuer for deposit in the Bond Fund, an amount of Eligible Funds which, when added to the amount on deposit in any Funds and available therefor, shall be sufficient to discharge the Indenture in accordance with its terms.

(b) At any time after full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of Section 1001 of the Indenture), the Company may terminate the Term by giving the Issuer and the Trustee notice in writing of such termination.

Upon compliance with the foregoing and the giving of notice to the Issuer and the Trustee in writing of such termination, such termination shall forthwith become effective.

SECTION 10.2. Optional Prepayment of Lease Payments Because of Casualty or Condemnation. The Company shall be permitted to prepay Lease Payments and all other amounts due hereunder in full prior to the Stated Maturity Date of the Bonds (or provision for payment in full thereof having been made under the Indenture), if any of the following shall have occurred:

(a) The Equipment and Improvements shall have been damaged or destroyed to such extent that in the reasonable judgment of the Company they (i) cannot reasonably be restored within six (6) months to substantially their condition immediately preceding such damage or destruction, or (ii) cannot reasonably be used to carry on the normal operations of the Company for six (6) months, or (iii) the reasonably estimated cost of restoration exceeds twenty percent (20%) of the original face amount of the Bonds and is also reasonably estimated to exceed the Net Proceeds; provided that such estimates shall be reasonably approved by the Trustee; or

(b) By reason of the exercise of the power of eminent domain by any governmental authority, title shall have been taken to all or substantially all of the Equipment and Improvements, or so much thereof that in the reasonable judgment of the Company (i) the Company will be prevented from carrying on its normal operations for six (6) months, or (ii) the reasonably estimated cost of restoration of the Equipment and Improvements exceeds twenty percent (20%) of the original face amount of the Bonds and is reasonably estimated to exceed the Net Proceeds; provided that such estimates shall be reasonably approved by the Trustee; or

(c) As a result of any changes in the Constitution of the State or the Constitution of the United States of America, or of any legislative or administrative action, whether state or federal, or of any final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Company in good faith, the agreements contained in this Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed herein, or unreasonable burdens or excessive liabilities shall have been imposed upon the Company, including, but not limited to the imposition of new state or local ad valorem, property, income or other taxes not imposed on the date of this Agreement, other than ad valorem taxes upon privately owned property and for the same general purpose as the Facilities and special assessments levied in amounts proportionate to and not exceeding the benefits of future public improvements to the Land.

To exercise such prepayment, the Company shall, within 120 days following the event set forth in paragraph (a), (b) or (c) above, give written notice to the Issuer, Credit Provider and the Trustee if any of the Bonds shall then be unpaid and provision for the payment thereof has not been made in accordance with the provisions of the Indenture and shall specify therein the date of closing such prepayment, which date shall be not less than ten (10) days nor more than ninety (90) days from the date such notice is mailed. Such notice shall specify the Redemption Date for the Bonds to be redeemed, which date shall be the first date succeeding the date set for closing such prepayment for which the Trustee can properly give notice as provided in Section 304 of the Indenture, and shall request the Trustee to take all steps necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds on such date upon receipt in full of the prepayment. The prepayment amounts by the Company pursuant to this Section shall be the sum of the following:

(i) an amount of money to be paid into the Bond Fund which, when added to the amount then on deposit with the Trustee in the Funds and available for payment of the Bonds, shall be sufficient to pay the principal of and accrued interest to the redemption date on all the Bonds then Outstanding in accordance with the Indenture; plus

(ii) an amount of money equal to the Trustee’s fees and expenses under the Indenture and the expenses of the Issuer accrued and to accrue until such final payment and redemption of the Bonds.

In such event, the Company may direct the Trustee to pay into the Bond Fund any Net Proceeds of insurance or condemnation award which the Trustee may then hold to be used solely for payment of principal of and accrued interest on the Bonds on the date selected for redemption. Upon the date of prepayment in full as provided in this Section 10.2, the Company shall be entitled to retain possession of the Facilities throughout the Term, subject to the right of the Company to terminate the Term or, in accordance with Section 10.3, purchase the Facilities.

SECTION 10.3. Option to Purchase Facilities. The Company shall have, and is hereby granted, an option to purchase the Facilities for Ten Dollars ($10.00) at the expiration of the Term (other than as a result of an Event of Default) or, so long as an Event of Default is not continuing, at any prior time that full payment of the Bonds or provision for payment thereof has been made in accordance with the provisions of the Indenture and all amounts payable to the Issuer and Trustee shall have been paid. The Company’s option rights under this Section 10.3 may be exercised at any time after expiration or termination of the Term.

On the exercise of any option to purchase granted herein, the Issuer shall upon payment of the purchase price deliver or cause to be delivered to the Company documents conveying to the Company all of the right, title and interest of the Issuer in and to the Facilities, as such Facilities then exists, subject to the following: (i) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (ii) those liens and encumbrances to which the Issuer or the Trustee did not expressly consent; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Agreement; (iv) those liens and encumbrances to which the Facilities was subject upon conveyance of the Facilities to the Issuer; and (v) the rights and title of any condemning authority.

SECTION 10.4. Optional Redemption of Bonds. The Company shall have the option, at any time and from time to time, to direct the Issuer to cause all or a portion, as the case may be, of Bonds Outstanding to be redeemed pursuant to Section 301(a) of the Indenture on any Redemption Date and at the prices specified therein, from moneys available therefor in the Bond Fund or from Eligible Funds paid by the Company to the Trustee for deposit in the Bond Fund for the purpose of such redemption. To exercise the foregoing option, the Company shall deliver to the Issuer, Credit Provider and to the Trustee a certificate of a Company Representative:

(a) stating that the Company elects to exercise such option and specifying the Redemption Date for the Bonds to be redeemed;

(b) specifying the aggregate principal amount, the maturity and Series of the Bonds to be redeemed; and

(c) requesting the Trustee to take all steps necessary under the applicable redemption provisions of the Indenture to effect the redemption of the Bonds to be redeemed.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Notices. All notices, certificates or other communications hereunder shall be deemed sufficiently given when delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Issuer:	City of Dodge City, Kansas
Dodge City Hall
806 2nd Avenue
Dodge City, Kansas 67801
Attention: City Clerk
Fax: (316) 225-8144

To the Trustee:	Commerce Bank, N.A.
922 Walnut Street, 6th Floor
Kansas City, Missouri 64106
Attention: Corporate Trust
Department
Fax: (816) 234-2562

To the Company:	Farmland National Beef Packing Company, L.P.
10100 North Executive Hills Blvd.
Suite 400
Kansas City, MO 64153
Attention: Chief Financial Officer
Fax: (816) 891-5916

with a copy to:

Farmland Industries, Inc.
3315 N. Oak Trafficway
Kansas City, Missouri 64116-0005
Attention: General Counsel, Dept. 62
Fax: (816) 459-5902

To the Bank:	U.S. Bank National Association
601 2nd Avenue South
Minneapolis, Minnesota 55402
Attention: Standby Letters of Credit, 22nd Floor

To the Remarketing Agent:	Merchant Capital, L.L.C.
250 Commerce Street
Montgomery, Alabama 36104
Attention: Ms. Sue Alley
Fax: (334) 269-0902

with a copy to:

W.R. Taylor & Company, LLC
1420 I-85 Parkway
Montgomery, Alabama 36106
Attention: Mr. Robbins Taylor, Jr.
Fax: (334) 395-6200

A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company to the other shall also be given to the Trustee, the Credit Provider and the Remarketing Agent. The Issuer, the Company, the Credit Provider, the Remarketing Agent and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

SECTION 11.2. Binding Effect. This Agreement shall inure to the benefit of the Trustee, the Holders and the Credit Provider and shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns (whether or not such successors or assigns are specifically referred to in the definitions or other provisions hereof), subject, however, to the provisions of Sections 7.3 and 8.1. This Agreement is executed in part to induce the purchase of the Bonds and for the further securing of the Bonds, and accordingly, all representations, warranties, covenants and agreements of the parties hereto herein contained are hereby declared to be for the benefit of the Holders from time to time of the Bonds (whether or not so expressed) and may be enforced by or on behalf of such Holders by the Trustee in accordance with the provisions of the Indenture. Except as expressly provided in this Section, this Agreement shall not be deemed to create any right in any person who is not a party hereto and shall not be construed in any respect to be a contract, in whole or in part, for the benefit of any third party.

SECTION 11.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 11.4. Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in any Funds upon expiration or sooner termination of the Term, as provided in this Agreement, and after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees, expenses and advances of the Trustee and the Credit Provider, their agents and counsel in accordance with the Indenture, shall, subject to the Indenture, be paid to the Company.

SECTION 11.5. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and so long as any Bonds remain Outstanding, this Agreement, except as provided herein and in the Indenture, may not be effectively amended, changed, modified, altered, supplemented or terminated.

SECTION 11.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 11.7. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement

SECTION 11.8. Recording and Filing. The security interest of the Trustee created by the Indenture and the assignment of the Issuer’s rights under this Agreement to the Trustee shall be perfected by the filing of financing statements which fully comply with the Uniform Commercial Code-Secured Transactions of the State. All necessary instruments and continuation statements (but exclusive of the initial filing of any financing statements) shall be prepared by the Trustee and be recorded and filed by the Trustee or its attorneys or agents within the time prescribed by law, including, but not limited to, the Uniform Commercial Code-Secured Transactions of the State in order to continue the security interest created by the Indenture.

SECTION 11.9. Law To Govern. This Agreement is delivered in and shall be governed by and construed in accordance with the laws of the State.

SECTION 11.10. Limitation on Issuer’s Liability. It is understood and agreed by the Company that the Bonds shall not be a general obligation of the Issuer or give rise to a charge against its general credit or taxing powers, but rather shall be a special obligation payable solely from the revenues pledged and assigned to the payment thereof and secured as provided in the Indenture. No Holder or Holders of the Bonds shall ever have the right to compel any exercise of any taxing power of the Issuer to pay the Bonds or the interest or premium, if any, thereon nor to enforce payment thereof against any property of the Issuer except the Equipment and the Improvements and the revenues under this Agreement pledged to the payment thereof or other amounts pledged pursuant to the Indenture. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be recovered from the Equipment, the Improvements or the revenues therefrom, and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing power of the Issuer. The Bonds shall not constitute a debt of the Issuer within the meaning of any constitutional, statutory or charter limitation.

SECTION 11.11. Credit Not in Effect. If a Credit is not in effect as provided by Section 1115 of the Indenture, notwithstanding any other provision herein to the contrary, no notice to or consent by, or action in respect of the Credit Provider or the Credit shall be required hereunder.

(Remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names, all as of the date first above written.

CITY OF DODGE CITY, KANSAS

By:	/s/ Gerald Schmitt
Gerald Schmitt, Mayor

(SEAL)

Attest:

By:	/s/ Nannette Pogue
Nannette Pogue, City Clerk

STATE OF KANSAS	)
) SS:
COUNTY OF FORD	)

The foregoing instrument was acknowledged before me on March 6, 2000, by Gerald Schmitt and Nannette Pogue, the Mayor and City Clerk, respectively, of the City of Dodge City, a municipal corporation of the State of Kansas, on behalf of the City.

/s/ Sandra J. Masden
Notary Public
My Commission Expires: 10-9-01

(SEAL)

NOTARY PUBLIC    State of Kansas

SANDRA J. MASDEN

My Appt. Exp. 10-9-01

FARMLAND NATIONAL BEEF PACKING COMPANY, L.P.

By:	/s/ Jay Nielsen
Jay Nielsen, Chief Financial Officer

STATE OF MISSOURI	)
) SS:
COUNTY OF PLATTE	)

The foregoing instrument was acknowledged before me on March 7, 2000, by Jay Nielsen, the Chief Financial Officer of Farmland National Beef Packing Company, L.P., a Delaware limited partnership, on behalf of such limited partnership.

/s/ Lynn M Vineyard
Notary Public
My Commission Expires: 3/19/02

(SEAL)

LYNN M VINEYARD

Notary Public - Notary Seal

STATE OF MISSOURI

CLAY COUNTY

MY COMMISSION EXP. MAR. 19,2002

EXHIBIT A

LEGAL DESCRIPTION OF LAND

(See Attached)

None

A-1

EXHIBIT B

DESCRIPTION OF EQUIPMENT AND IMPROVEMENTS

All machinery, equipment and other personal property installed (“Equipment”), and all renovations and other improvements constructed (“Improvements”), as part of the solid waste disposal components of the Company’s manufacturing facilities, which property is being acquired, constructed and/or installed with the proceeds of the Series 2000 Bonds.

B-1

FINANCEABLE EQUIPMENT

	Blend and Grind
Item	Dollar Amount	Years
Svaertek Prebreaker	295,000	10
Svaertek Prebreaker	7,500	10
Rotex Screens	66,000	10
Conveyors	175,000	10
Electrical	160,000	10
Scale Relocate, Install Grind Equip.	170,000	10
HVAC	149,000	10
Contingencies	226,200	10
Hammer Mills	96,000	15
Storage Bins	110,000	15
Hoppers	40,000	15
Platforms	30,000	15
Super Structure Steel	50,000	15
Process Piping	50,000	15
Plumbing	20,000	15
Meat Scrap blower	30,000	15

	Brown Grease
Item	Dollar Amount	Years
Electrical Equip	7,500	10
Piping	7,500	10
Motors for Centrifuge	2,700	10
Support Structure, Centrifuge	20,000	10
Process Pumps	6,000	10
Horizontal Centrifuge	45,000	10
Heat Tank	51,300	10

	Brown Grease Centrifuges
Item	Dollar Amount	Years
Installation of Centrifuge	10,000	10
Freight and Contingency	15,000	10
20x60 Horizontal Centrifuge	150,000	15
SA-45 Vertical Centrifuge	125,000	15

	Project 19000
Item	Dollar Amount	Years
Augers in Basement	130,000	10
Electrical	70,000	20
Electrical	28,000	20
Paunch Area in Meat Scraps	71,150	10
Electrical	20,000	20
New Gut Table	79,200	15
Offal Enhance Head Table Box Convey	287,329	15
Process Piping	100,000	15
Drain Lines from Intestine Room	40,850	15
Edible Rendering	618,100	15

	Miscellaneous
Item	Dollar Amount	Years
Dupps Expeller/Pressers	698,143	20
Edible Rendering Ventilation	192,942	15
Grit Pit	66,666	10
Roto Screens	83,051	10
Transfer Blow Tank Fleshing, Face Plates, Screenings	150,000	10
MCC Replacement	260,000	20
2-30x60 Horizontal Centrifuge, #2 Tallow	350,000	10
Replace Boilers to Larger Horse Power	520,000	20
TOTAL	$5,880,131

EXHIBIT C

CERTIFICATE OF REQUISITION

$6,000,000

City of Dodge City, Kansas

Industrial Development Revenue Bonds

(Farmland National Beef Packing Company, L.P. Project),

Series 2000

Certificate of Requisition

of Farmland National Beef Packing Company, L.P.

As to Requested Payment or Reimbursement

From the Acquisition Fund

Commerce Bank, N.A.

922 Walnut Street, 6th Floor

Kansas City, Missouri 64106

Attn: Corporate Trust Department

Dear Sirs:

In conformity with the provisions of Section 3.3 of the Lease Agreement between the City of Dodge City, Kansas, and Farmland National Beef Packing Company, L.P., as an authorized Company Representative, I hereby certify to you, as Trustee, as follows:

(1) That the Company hereby requests payment or reimbursement from the Acquisition Fund as of the date hereof of the following amounts:

Payments:
To	For	Amount

Reimbursement to Company:
Payee	For	Amount

(2) That each of the above items for which payment or reimbursement is requested is or was necessary in connection with the above Project, and that none of such items has formed the basis for any previous payment or reimbursement from the Acquisition Fund.

Dated:                    ,                     .

C-1

Sincerely,

FARMLAND NATIONAL BEEF PACKING COMPANY, L.P.

By:
Authorized Company Representative

C-2